Fresh Brands, Inc.
Consolidated Balance Sheet
For the 53-Weeks and 52-Weeks Ended 1/3/2004

(In thousands)

	Unaudited January 3, 2004	Audited December 29, 2002

Assets:

Current assets:
Cash and Equivalents	$6,260	$14,250
Receivables, net	12,520	14,267
Inventories	33,675	36,268
Land and building for resale	4,927	7,601
Other current assets	10,781	7,836

Total current assets	68,163	80,222

Noncurrent receivable under capital subleases	33,296	22,332
Property and equipment, net	31,238	28,229
Property under capital leases, net	22,453	13,635
Goodwill, net	20,280	20,280
Other noncurrent assets, net	6,293	6,475

Total assets	$181,723	$171,173

Liabilites and Shareholders' Investment:

Current liabilites:
Accounts payable	$36,252	$34,475
Accrued salaries and benfits	6,769	6,276
Accrued insurance	4,184	3,064
Other accrued liabilites	1,837	5,379
Current obligations under capital leases	2,367	1,898
Current maturities of long-term debt	17,462	316

Total current liabilities	68,871	51,408

Long-term obligations under capital leases	58,857	36,965
Long-term debt	681	26,204
Other Long-term liabilities	2,806	1,114
Shareholders' investment	50,508	55,482

Total liabilites and shareholders' investment	$181,723	$171,173